RESULTS OF A JOINT SPECIAL MEETING OF STOCKHOLDERS

A Joint Special Meeting of Stockholders of Midas Fund, Inc., Midas Magic, Inc., and Midas Perpetual Portfolio, Inc. was held on September 12, 2012  at the offices of the Funds at 11 Hanover Square, 12th Floor, New York, New York 10005, and adjourned to October 1, 2012 for the following purposes:

1.
To approve an Agreement and Plan of Reorganization for the Fund, pursuant to which the Fund will be organized into a corresponding, similarly named, series of a newly established Delaware statutory trust.

Midas Fund, Inc.

For	Against	Abstain	Broker Non-Vote
9,463,271	619,024	370,839	2,063,298

Midas Magic, Inc.

For	Against	Abstain	Broker Non-Vote
354,990	13,963	7,946	116,470

Midas Perpetual Portfolio, Inc.

For	Against	Abstain	Broker Non-Vote
6,646,405	290,067	57,019	388,212

2.
To approve a new investment management agreement between the Fund and Midas Management Corporation, the Fund’s current investment manager, so that Midas Management can continue to provide services to the Fund.  As discussed in the Proxy Statement, the Fund’s prior investment management agreement has been deemed to have terminated due to a change in control of Midas  Management’s parent company, and Midas Management currently serves as the Fund’s investment manager pursuant to an interim investment management agreement.  Accordingly, in order for Midas Management to continue to provide services to the Fund beyond the interim period, shareholders are being asked to approve a new investment management agreement, under which Midas Management would continue to provide the same services at the same management fee rate.

Midas Fund, Inc.

For	Against	Abstain	Broker Non-Vote
9,534,420	550,456	368,257	2,063,298

Midas Magic, Inc.

For	Against	Abstain	Broker Non-Vote
360,969	9,726	6,204	116,470

Midas Perpetual Portfolio, Inc.

For	Against	Abstain	Broker Non-Vote
6,683,823	252,649	57,019	388,212

3.	To elect Bruce B. Huber, James E. Hunt, Peter K. Werner, and Thomas B. Winmill to the Fund’s Board.

Midas Fund, Inc.

Bruce B. Huber

For	Withheld
11,495,827	1,020,605

James E. Hunt

For	Withheld
11,487,773	1,028,659

Peter K. Werner

For	Withheld
11,494,035	1,022,397

Thomas B. Winmill

For	Withheld
11,434,081	1,082,351

Midas Magic, Inc.

Bruce B. Huber

For	Withheld
252,876	7,554

James E. Hunt

For	Withheld
253,808	6,622

Peter K. Werner

For	Withheld
254,040	6,390

Thomas B. Winmill

For	Withheld
254,126	6,304

Midas Perpetual Portfolio, Inc.

Bruce B. Huber

For	Withheld
7,211,882	169,820

James E. Hunt

For	Withheld
7,223,321	158,381

Peter K. Werner

For	Withheld
7,225,554	156,148

Thomas B. Winmill

For	Withheld
7,217,790	163,912

4.	To approve a change to Midas Perpetual Portfolio’s fundamental investment restriction relating to its concentration of investments.

For	Against	Abstain	Broker Non-Vote
6,395,464	524,518	73,508	388,212